REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 2012 (this “Agreement”), is entered into by and among RAIT FINANCIAL TRUST, a Maryland real estate investment trust (the “Trust”), and ARS VI Investor I, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, on the date hereof, the Investor has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Trust and certain affiliates of the Trust (collectively, the “Issuer Parties”) that sets forth the terms and conditions on which the Issuer Parties may issue and sell to the Investor and the Investor shall thereupon purchase from the Issuer Parties $100,000,000 face value of newly issued Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Trust (the “Series D Preferred Shares”), together with certain other securities as described therein, including Warrants (the “Warrants”) to purchase 9,931,000 (as such number may be adjusted from time to time pursuant to the terms of the Warrants) common shares of beneficial interest, par value $0.03 per share, of the Trust (the “Common Shares”) on a private placement basis.

WHEREAS, pursuant to the Purchase Agreement, immediately prior to any offer or sale of Series D Preferred Shares in a transaction under Rule 144 (as defined below) or pursuant to an offering registered under the Securities Act (as defined below), the holder of such Series D Preferred Shares being offered or sold is required to exchange such Series D Preferred Shares for an equivalent amount of face value of newly issued Series E Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Trust (the “Series E Preferred Shares”).

WHEREAS, the Purchase Agreement provides for the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means a day which is not a Saturday, Sunday or a day on which national banks in New York, New York are closed.

“Commission” means the United States Securities and Exchange Commission or any successor entity.

“Common Shares” has the meaning assigned to it in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Permitted Transferee” has the meaning assigned to it in the Purchase Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Registrable Securities” means (i) the Common Shares issued or issuable upon exercise of the Warrants, subject to the terms and conditions of such Warrants (including the Exchange Cap as defined in the Warrants) and (ii) the Series E Preferred Shares issued or issuable in the Series E Exchange (as defined in the Purchase Agreement), in each case, until such time as such Common Shares or Series E Preferred Shares have been disposed of in accordance with the Registration Statement, or have been sold pursuant to Rule 144 under the Securities Act.

“Registration Expenses” means all expenses incident to the Trust’s performance of or compliance with Article 2, including, without limitation, all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, FINRA fees, and printing expenses, and the fees and disbursements of counsel for the Trust and of the Trust’s independent public accountants, but excluding any brokerage commissions or discounts, underwriting commissions, counsel for the holders of Registrable Securities and underwriter counsel fees (except blue sky), roadshow costs and similar fees and costs payable in connection with an offer, sale or resale of Registrable Securities.

“Restricted Period” has the meaning assigned to it in the Purchase Agreement.

“Rule 144” means Rule 144 under the Securities Act, as amended from time to time (or any successor statute).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Holders” has the meaning assigned to it in Section 2.1.2.

“Series D Preferred Shares” has the meaning assigned to it in the Recitals.

“Series E Preferred Shares” has the meaning assigned to it in the Recitals.

“Transfer” means a sale, assignment, transfer, conveyance, pledge or other disposition.

“Warrants” has the meaning assigned to it in the Recitals.

2. Registration Rights.

2.1. Registration Undertaking.

2.1.1. Registration of Registrable Securities. Subject to Section 2.1.3, the Trust shall (i) prepare and file with the Commission no later than (A) August 13, 2014, (B) the thirtieth (30th) day following the occurrence of a Draw Down Termination Event (as defined under the Purchase Agreement), which has not been waived and (C) the thirtieth (30th) day following the date that the Total Commitment (as defined under the Purchase Agreement) has been fully funded, and (ii) use best efforts to have declared effective by the Commission as soon as practicable, and in any event within 60 days thereof, a registration statement under the Securities Act covering resales of the Registrable Securities by the Investor or any Permitted Transferee under the Purchase Agreement and the terms of the Registrable Securities in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”).

2.1.2. Underwritten Offering. Following the effectiveness of the Registration Statement and subject to Section 2.1.3, holders of at least 10% in the aggregate of the Series E Preferred Shares that are Registrable Securities then issued and outstanding or of at least 10% in the aggregate of the Common Shares issued or issuable under the Warrants (the “Selling Holders”) may deliver a written notice (an “Underwriting Notice”) to the Trust indicating that such Selling Holders desire to distribute their Registrable Securities by means of an underwritten offering, in which case the following terms and conditions (as well as Section 2.1.3) shall apply:

2.1.2.1. The Selling Holders shall have the right to select the managing underwriter(s) for the underwritten offering, which selection must be reasonably acceptable to the Trust.

2.1.2.2. The Trust shall not be required to participate in more than three (3) underwritten distributions of Registrable Securities in the aggregate under this Agreement.

2.1.2.3. If at the time of delivery of an Underwriting Notice or during the ensuing period prior to the completion of the underwriting, the Trust is engaged or plans to engage in a registered public offering of securities or a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction that, in the good faith determination of the Trust’s Board of Trustees, would be materially and adversely affected by the request, then the Trust may at its option delay the underwritten offering for up to 60 days.

2.1.2.4. In connection with an underwritten offering, the Trust and Selling Holders shall enter into an underwriting agreement upon customary terms (including as to representations, warranties, indemnification and contribution) with the underwriter or underwriters managing the offering and the Trust and Selling Holders will use commercially reasonable efforts to cause their legal counsel to render customary opinions to the underwriters with respect to the offering and the Trust will use commercially reasonable efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement. For the avoidance of doubt, the Selling Holders shall not be required, without their approval, to enter into any underwriting agreement that does not contain terms acceptable to them in their discretion. In connection with an underwritten offering, the Trust shall provide reasonable cooperation such as arranging for appropriate officers of the Trust to participate in “road shows” or investor presentations (taking into account the needs of the Trust’s business and the responsibilities of such officers with respect thereto).

2.1.2.5. In connection with an underwritten offering, the Trust shall (and shall use commercially reasonable efforts to cause its executive officers and trustees to) agree to a lock-up provision in an underwriting agreement or lock-up agreement, as applicable, not to exceed 60 days, and limited to common shares of beneficial interest, in customary form and substance and with exceptions that are customary for an underwritten offering.

2.1.3. Registration Statement. Notwithstanding anything else to the contrary hereunder, the Trust shall not be required to perform any of its obligations under Section 2.1.1 or 2.1.3 above unless the holders of Registrable Securities shall provide such information regarding themselves, their affiliates, their transactions and agreements with the Trust, their ownership of securities of the Trust and its affiliates, including derivative securities, their distribution intentions, and such other information as may reasonably be requested by the Trust to prepare, file and keep effective the Registration Statement.

2.1.4. Expenses. The Trust shall pay all Registration Expenses in connection with this Agreement. The selling holders of Registrable Securities shall be solely responsible to pay any brokerage commissions or discounts, underwriting commissions, counsel to the holders of Registrable Securities and underwriter counsel fees and expenses (except blue sky) roadshow costs or similar fees and costs payable in connection with any offer, sale or resale of Registrable Securities.

2.1.5. Piggyback Registration. If the Trust proposes to file a registration statement under the Securities Act for any underwritten sale for its account of securities of the same class as the Registrable Securities (except for a registration under Form S-4, Form S-8 or any successor Form thereof), it shall give prior written notice to the holders of Registrable Securities no later than fifteen (15) days before its filing of the registration statement with the Commission and, if a holder of Registrable Securities so requests it in writing within five (5) days of the receipt of such written notice, shall include with such registration all Registrable Securities of the same class as the securities being registered by the Trust requested to be included in such registration by such holder; provided, however, that the holder shall have complied with its information obligations set forth under Section 2.1.3: and provided, further, that the Trust shall not be obligated to so include such Registrable Securities to the extent that the underwriters of the offering being registered shall determine that the inclusion of such Registrable Securities would jeopardize the successful sale at the desired price of the securities of the Trust proposed to be sold by the Trust or would otherwise not be in the best interest of the Trust, in which case the holders of Registrable Securities shall be entitled to participate in such registration along with any other person exercising registration rights with respect to such registration on a pro rata basis in proportion to their relative holdings of the securities of the Trust of the class being registered, in the aggregate.

2.2. Registration Procedures.

2.2.1. In connection with the registration effected pursuant to this Agreement, the Trust shall:

(i) use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission for all Registrable Securities covered thereby as soon as practicable following the filing thereof;

(ii) use commercially reasonable efforts to file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the Registrable Securities registered thereunder have ceased to constitute Registrable Securities as provided in the proviso to the definition of the term “Registrable Securities”;

(iii) furnish to the holders of Registrable Securities without charge such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such number of copies of such other documents as the holders of Registrable Securities may reasonably request;

(iv) use commercially reasonable efforts (x) to register or qualify all Registrable Securities under such other securities or Blue Sky laws of such States of the United States of America where an exemption is not available and as the holders of Registrable Securities shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to take any other action which may reasonably be necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by the holders of Registrable Securities, except that the Trust shall not for any such purpose be required to qualify generally to do business as a foreign trust in any jurisdiction wherein it would not, but for the requirements of this paragraph (iv), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) notify the holders of Registrable Securities upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement filed pursuant to this agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and promptly prepare and furnish to the holders of Registrable Securities such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) use commercially reasonable efforts to list and thereafter to maintain the listing of all Common Shares covered by such Registration Statement on any national securities exchange on which the Trust’s common shares of beneficial interest, par value $0.03 per share, are then listed and, when the applicable listing requirements of such national securities exchange are met for the Series E Preferred Shares, use commercially reasonable efforts to list and thereafter maintain the listing of all Series E Preferred Shares covered by such Registration Statement on such national securities exchange;

(vii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any part thereof as promptly as possible; and

(viii) deliver promptly to Investor’s counsel copies of all correspondence between the Commission and the Trust, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement.

The holders of Registrable Securities agree that upon receipt of any notice from the Trust of the happening of an event of the kind described in Section 2.2.1(v), the holders of Registrable Securities shall as promptly as practicable discontinue their disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2.1(v).

2.3. Holdback Agreements; Information Blackout.

2.3.1. Holdback Agreements. In connection with an underwritten public offering of any securities of the Trust, each holder of Registrable Securities agrees that, if required by the underwriter or underwriters, it will not effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, during the period commencing 10 days prior to the expected commencement of the offering and ending 30 days after the closing of such offering.

2.3.2. Information Blackout. At any time when a Registration Statement effected pursuant to Section 2 hereof relating to Registrable Securities is effective:

2.3.2.1. upon written notice from the Trust to the holders of Registrable Securities that the Trust has determined in good faith that offers, sales or resales of Registrable Securities pursuant to the Registration Statement would require disclosure by the Trust of non-public material information not otherwise required, in the judgment of the Trust, to be disclosed under applicable law, the holders of Registrable Securities shall suspend sales of Registrable Securities pursuant to such Registration Statement until the earlier of (a) 45 days after the Trust makes such good faith determination and (b) such time as the Trust notifies the holders of Registrable Securities that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed; provided, however, that the Trust shall not be entitled to suspend sales of Registrable Securities under this Section 2.3.2.1 (i) more than three (3) times in any period of 360 days or (ii) more than 100 days in the aggregate in any period of 360 consecutive days; and

2.3.2.2. so long as the Investor has the right to designate a member for the Board of Trustee of the Trust, the Investor shall suspend sales of Registrable Securities pursuant to such Registration Statement during the pendency of any blackout applicable to the trading in securities of the Trust under the Trust’s policies or otherwise until the termination of any such blackout period.

2.4. Preparation; Cooperation. In connection with the registration of Registrable Securities under the Securities Act as provided in this Agreement, the Trust shall give the holders of Registrable Securities not less than 15 days prior written notice of the filing of the Registration Statement or any amendment or supplement thereto and give such holders of Registrable Securities and their counsel and accountants the opportunity to review and comment on, the registration statement and any amendment or supplement thereto. The holders of Registrable Securities will furnish to the Trust such information as the Trust may reasonably request in connection with the registration and related proceedings under this Agreement. In addition, the holders of Registrable Securities will inform the Trust within two (2) Business Days of any sale of Registrable Securities by such holders under the Registration Statement or otherwise so as to enable the Trust to prepare and file any additional prospectus supplements to update the disclosures under the Registration Statement as may be required under applicable law and Commission guidance.

2.5. Indemnification.

2.5.1. Indemnification by the Trust. The Trust shall, and hereby does, indemnify and hold harmless each holder of Registrable Securities, each affiliate of such holders, each member, manager, partner, shareholder or equity owner of such holders or such affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each person, if any, who controls a holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Investor Indemnified Party”) from and against all losses, claims, damages, settlements, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) (“Damages”) to which such holder of Registrable Securities and each such other Person may become subject which arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any violation by the Trust, its trustees, officers, employees or agents of this Agreement or any law, rule or regulation of any applicable trading market applicable to and in connection with such registration, and the Trust shall reimburse the Investor Indemnified Parties on demand for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding described in clauses (a) or (b); provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to the Trust by the Investor Indemnified Parties for incorporation therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Parties and shall survive the Transfer of such securities by the Investor Indemnified Parties.

2.5.2. Indemnification by the Holders. With regard to the registration of Registrable Securities under the Securities Act, each holder of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5.1 above) the Trust, each affiliate of the Trust and each trustee, officer, director, manager employee, representative, agent and advisor of and to any of the foregoing, and each Person who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Trust by such holder for incorporation therein, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding such holder of Registrable Securities furnished to the Trust by such holder of Registrable Securities in writing expressly for use therein, or to the extent that such information relates to such holder of Registrable Securities or such holder of Registrable Securities proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such holder of Registrable Securities expressly for use in the Registration Statement under which any Registrable Securities held by such holder of Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder of Registrable Securities upon the sale of the Registrable Securities giving rise to such indemnification obligation.

2.5.3. Notice of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, immediately give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.5, except to the extent that the indemnifying party is materially prejudiced by such failure. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that the indemnifying parties may agree, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable out of pocket costs related to the indemnified party’s cooperation with the indemnifying party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Consent of the indemnified party shall be required for the entry of any judgment or to enter into a settlement only when such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect such claim or litigation.

2.5.4. Contribution. If the indemnification provided for in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.5.1 or 2.5.2 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Sections 2.5.1 or 2.5.2 hereof, the indemnified party and the indemnifying party under Sections 2.5.1 or 2.5.2 hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Trust and the holders of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Trust and the holders of Registrable Securities that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which consent shall not be unreasonably withheld.

3. Decisions; Modification; Waivers. This Agreement may be modified or amended only with the written consent of (a) the Trust, (b) holders of a majority of the issued and outstanding Series D Preferred Shares and issued and outstanding Series E Preferred Shares that constitute Registrable Securities, voting together as a single class and (c) holders of a majority of the Common Shares issued or issuable upon exercise of the Warrants (which Common Shares are, or would, upon exercise of such Warrants, be Registrable Securities). No party shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4. Entire Agreement. This Agreement, the Purchase Agreement and agreements named therein represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. The rights of the holders of Registrable Securities under this Agreement shall inure to the benefit of any successor to all or substantially all of the holders of Registrable Securities’ business.

5. Severability. If any provision of this Agreement, or the application of such provision to any party or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other parties or circumstances, to the extent permitted by law, shall not be affected thereby; provided, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

6. Notices. All notices, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by electronic mail (with acknowledgment of a receipt of delivery), in each case addressed as follows:

If to the Trust, addressed to:

RAIT Financial Trust
2929 Arch Street
17th Floor
Philadelphia, PA 19104
Telephone Number: (215) 243-9000
Fax: (215) 405-2945
Attention: Chief Financial Officer

With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Telephone Number: (215) 981-4563
Fax: (215) 981-4750
Philadelphia, PA 19103
Attention: Michael Friedman, Esq.

If to the Investor, addressed to:

ARS VI Investor I, LLC
c/o Almanac Realty Investors, LLC
1251 Avenue of the Americas
New York, NY 10020
Attention: Andrew M. Silberstein
Telephone Number: (212) 403-3511
Fax: (212) 403-3520

with a copy in each instance to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
Telephone Number: (212) 969-3210
Fax: (212) 969-2900
Attention: Arnold S. Jacobs, Esq.

If to any other holder of Registrable Securities, at the address given by such holder to the Trust for purposes of notice hereunder.

or to such other address or addresses and to the attention of such other person or persons as any of the parties may notify the other in accordance with the provisions of this Agreement. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only if given pursuant to the foregoing requirements as to both manner and address, and only upon receipt (or refusal to accept delivery) by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

7. Counterparts. This Agreement may be executed in counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

8. Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

9. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

9.1.1. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflict of laws.

9.1.2. Each party acknowledges and agrees that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement or the were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity.

9.1.3. Each party (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.1.3 shall affect or limit any right to serve process in any other manner permitted by law.

9.1.4. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.1.4.

10. Recapitalizations, etc. In the event that any shares of beneficial interest or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to shareholders or combination of the Registrable Securities or any other similar change in the Trust’s capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

11. Term. This Agreement shall continue in full force and effect until the date on which the Common Shares and Series E Preferred Shares have ceased to constitute Registrable Securities as provided in the definition of the term “Registrable Securities,” except that the provisions of Sections 2.5, 6, 9 and 11 hereunder shall survive such termination.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written and delivered by their respective duly authorized officers.

RAIT FINANCIAL TRUST

By: /s/ James Sebra

Name: James Sebra
Title:	Chief Financial Officer

INVESTOR:

ARS VI INVESTOR I, LLC

By: /s/ Andrew M. Silberman

Name: Andrew M. Silberman
Title:	President